Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Tempo Automation, Inc.

San Francisco, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2022, relating to the financial statements of Tempo Automation, Inc., appearing in the Registration Statement on Form S-1 (No. 333-268958). Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

San Jose, California
February 17, 2023